Exhibit 4.3

Execution Version

SUPPLEMENTAL INDENTURE NO. 24

BY AND BETWEEN

WELLTOWER OP LLC

as Issuer

AND

WELLTOWER INC.

as Guarantor

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

AS OF JUNE 27, 2025

SUPPLEMENTAL TO THE INDENTURE DATED AS OF MARCH 15, 2010 WELLTOWER INC.

4.500% NOTES DUE 2030

5.125% NOTES DUE 2035

This SUPPLEMENTAL INDENTURE NO. 24 (this “Supplemental Indenture”) is made and entered into as of June 27, 2025 among WELLTOWER OP LLC, a Delaware limited liability company (the “Company”), WELLTOWER INC., a Delaware corporation (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Company, formerly known as Welltower Inc., and the Trustee have executed and delivered an Indenture, dated as of March 15, 2010, as amended and restated by the Supplemental Indenture No. 23, dated as of April 1, 2022 (as further amended, supplemented or otherwise modified from time to time, the “Base Indenture” and, together with this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time, the “Indenture”) to provide for the future issuance of the Company’s senior debt securities (the “Securities”) to be issued from time to time in one or more series;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of each of two new series of its Securities, to be known respectively as its 4.500% Notes due 2030 and its 5.125% Notes due 2035, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture; and

WHEREAS, the Company desires to issue such Securities with the benefit of a Securities Guarantee, as defined in Section 2.1(h) of this Supplemental Indenture, provided by the Guarantor pursuant to the terms set forth in the Indenture;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

ARTICLE 1 DEFINED TERMS

Section 1.1 The following definitions supplement, and, to the extent inconsistent with, replace the definitions in Section 101 of the Base Indenture:

“2030 Notes” means the Company’s 4.500% Notes due 2030, issued under the Indenture.

“2030 Notes Interest Payment Date” with respect to the 2030 Notes is defined in Section 101 of the Base Indenture and Section 2.1(b)(i) of this Supplemental Indenture.

“2030 Notes Regular Record Date” with respect to the 2030 Notes is defined in Section 101 of the Base Indenture and Section 2.1(b)(i) of this Supplemental Indenture.

“2030 Par Call Date” means June 1, 2030.

“2035 Notes” means the Company’s 5.125% Notes due 2035, issued under the Indenture.

“2035 Notes Interest Payment Date” with respect to the 2035 Notes is defined in Section 101 of the Base Indenture and Section 2.1(b)(ii) of this Supplemental Indenture.

“2035 Notes Regular Record Date” with respect to the 2035 Notes is defined in Section 101 of the Base Indenture and Section 2.1(b)(ii) of this Supplemental Indenture.

“2035 Par Call Date” means April 1, 2035.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

“Cash” means as to any Person, such Person’s cash and cash equivalents, as defined in accordance with GAAP consistently applied.

“Code” means the Internal Revenue Code of 1986, as amended.

“DTC” means The Depository Trust Company located at 55 Water Street, 1SL, New York, New York 10041-0099.

“EBITDA” means for any period, with respect to the Company and its subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of net income (or net loss) for such period PLUS the sum of all amounts treated as expenses for: (i) interest, (ii) depreciation, (iii) amortization and (iv) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss); provided, however, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains.

“FATCA” means Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements (the Foreign Account Tax Compliance Act).

“FATCA Withholding Tax” means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

“Funded Indebtedness” means as of any date of determination thereof, (i) all Indebtedness of any Person, determined in accordance with GAAP, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date, and (ii) the current portion of all such Indebtedness.

“GAAP” means generally accepted accounting principles of the United States.

“Global Notes” has the meaning set forth in Section 2.1(a) of this Supplemental Indenture.

“Guarantor” means Welltower Inc., a Delaware corporation, and any and all permitted successors thereto.

“Indebtedness” means, with respect to any Person, all: (i) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific dollar amount on the liability side of such balance sheet except to the extent any such liabilities or obligations include any operating lease of property, real or personal; (ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and (iv) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person.

“Interest Coverage” means as of the last day of any fiscal quarter, the quotient, expressed as a percentage (which may be in excess of 100%), determined by dividing EBITDA by Interest Expense; all of the foregoing calculated by reference to the immediately preceding four fiscal quarters ending on such date of determination.

“Interest Expense” means for any period, on a combined basis, the sum of all interest paid or payable (excluding unamortized debt issuance costs) on all items of Indebtedness outstanding at any time during such period.

“Interest Payment Date” with respect to the Notes is defined in Section 101 of the Base Indenture and Section 2.1(b) of this Supplemental Indenture.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

“Notes” means the Company’s 2030 Notes and 2035 Notes, each issued under the Indenture as a separate series of Securities.

“Officers’ Certificate” means a certificate signed by (i) the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President or a Vice President, and (ii) the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

“Obligors” means, collectively, the Company and the Guarantor and “Obligor” means either of them.

“Regular Record Date” with respect to the Notes is defined in Section 101 of the Base Indenture and Section 2.1(b) of this Supplemental Indenture.

“Senior Debt” means all Indebtedness other than Subordinated Debt.

“Subordinated Debt” means any unsecured Indebtedness of the Company which is issued or assumed pursuant to, or evidenced by, an indenture or other instrument which contains provisions for the subordination of such other Indebtedness (to which appropriate reference shall be made in the instruments evidencing such other Indebtedness if not contained therein) to the Notes (and, at the option of the Company, if so provided, to other Indebtedness of the Company, either generally or as specifically designated).

“Subsidiary” means any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by the Company or one or more other Subsidiaries of the Company. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors or similar functionaries, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

“Total Assets” means the sum of, without duplication: Undepreciated Real Estate Assets; and all other assets (excluding accounts receivable and non-real estate intangibles) of the Company and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” means on any date, net real estate investments (valued on a book basis) of the Company and its Subsidiaries that are not subject to any Lien which secures indebtedness for borrowed money of any of the Company and its Subsidiaries plus, without duplication, loan loss reserves relating thereto, accumulated depreciation thereon plus Cash, as all such amounts would appear on a consolidated balance sheet of the Company prepared as of such date in accordance with GAAP; provided, however, that “Total Unencumbered Assets” does not include net real estate investments under unconsolidated joint ventures of the Company and its Subsidiaries.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the notice of redemption based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the notice of redemption H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Undepreciated Real Estate Assets” means, as of any date, the amount of real estate assets valued at original cost plus capital improvements.

“Unsecured Debt” means Funded Indebtedness less Indebtedness secured by Liens on the property or assets of the Company and its Subsidiaries.

ARTICLE 2

TERMS OF THE NOTES

Section 2.1 Pursuant to Section 301 of the Indenture, the Notes shall have the following terms and conditions:

(a) Title; Aggregate Principal Amount; Form of Notes. The 2030 Notes and the 2035 Notes shall be Registered Securities under the Indenture each as a separate series and shall be known respectively as the Company’s “4.500% Notes due 2030” and “5.125% Notes due 2035.” The 2030 Notes will be limited to an aggregate principal amount of $600,000,000 and the

2035 Notes will be limited to an aggregate principal amount of $650,000,000. Each series shall be subject to the right of the Company to reopen such series for issuances of additional Securities of such series and except (i) as provided in this Section 2.1(a) and (ii) for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Securities which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered hereunder. The 2030 Notes (together with the Trustee’s certificate of authentication) shall be substantially in the form of Exhibit A hereto and the 2035 Notes (together with the Trustee’s certificate of authentication) shall be substantially in the form of Exhibit B hereto, each of which is hereby incorporated in and made a part of this Supplemental Indenture.

Each series of Notes will be issued in the form of fully registered global securities without coupons (“Global Notes”) that will be deposited with, or on behalf of, DTC, and registered in the name of DTC’s partnership nominee, Cede & Co. Except under the circumstance described below, the Notes will not be issuable in definitive form. Unless and until it is exchanged in whole or in part for the individual Notes represented thereby, a Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depositary or any nominee of such successor.

So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under this Supplemental Indenture. Except as described below, owners of beneficial interest in Notes evidenced by a Global Note will not be entitled to have any of the individual Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of any such Notes in definitive form and will not be considered the owners or Holders thereof under the Indenture or this Supplemental Indenture.

If DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Notes in exchange for the Global Note or Global Notes representing such Notes. In addition, the Company may at any time and in its sole discretion, subject to certain limitations set forth in the Indenture, determine not to have any of such Notes represented by one or more Global Notes and, in such event, will issue individual Notes of the same series in exchange for the Global Note or Global Notes representing the Notes. Individual Notes so issued will be issued in minimum denominations of $2,000 and integral multiples of $1,000.

(b) Interest and Interest Rate.

(i) The 2030 Notes will bear interest at a rate of 4.500% per annum, from June 27, 2025 (or, in the case of 2030 Notes issued upon the reopening of this series of 2030 Notes, from the date designated by the Company in connection with such reopening) or from the immediately preceding 2030 Notes Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on each of January 1 and July 1, commencing January 1, 2026 (each of which shall be a “2030 Notes Interest Payment Date”), to the Persons in whose names the Notes are registered in the Security Register at the close of business on December 16 or June 16, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (each, a “2030 Notes Regular Record Date”).

(ii) The 2035 Notes will bear interest at a rate of 5.125% per annum, from June 27, 2025 (or, in the case of 2035 Notes issued upon the reopening of this series of 2035 Notes, from the date designated by the Company in connection with such reopening) or from the immediately preceding 2035 Notes Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on each of January 1 and July 1, commencing January 1, 2026 (each of which shall be a “2035 Notes Interest Payment Date”), to the Persons in whose names the Notes are registered in the Security Register at the close of business on December 16 or June 16, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date (each, a “2035 Notes Regular Record Date”). An “Interest Payment Date” shall be deemed to refer to the applicable 2030 Notes Interest Payment Date or 2035 Notes Interest Payment Date, as the context so requires. A “Regular Record Date” shall be deemed to refer to the applicable 2030 Notes Regular Record Date or 2035 Notes Regular Record Date, as the context so requires.

(c) Principal Repayment; Currency. The 2030 Notes will mature on July 1, 2030 and the 2035 Notes will mature on July 1, 2035, provided, however, each of the 2030 Notes and the 2035 Notes may be earlier redeemed at the option of the Company as provided in paragraph (d) below. The principal of each 2030 Note and 2035 Note payable on their respective maturity dates or dates of earlier redemption shall be paid against presentation and surrender thereof to the Corporate Trust Operations of the Trustee, located at Attn: Transfers/Redemption, 500 Ross Street, Suite 625, Pittsburgh, PA 15262, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public or private debts.

(d) Redemption at the Option of the Company.

(i) The 2030 Notes will be subject to redemption at the option of the Company, at any time in whole or from time to time in part, upon not less than 10 nor more than 60 days’ notice transmitted to each Holder of 2030 Notes to be redeemed as shown in the Security Register. If the 2030 Notes are redeemed, the redemption price (expressed as a percentage of principal amount and rounded to three decimal places) will equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2030 Notes matured on the 2030 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2030 Notes (or portion of such 2030 Notes) being be redeemed, plus, in either case, accrued and unpaid interest thereon to but excluding the redemption date; provided, however, that if the 2030 Notes are redeemed on or after the 2030 Par Call Date, the redemption price will equal 100% of the principal amount of the 2030 Notes (or portion of such 2030 Notes) being redeemed plus accrued and unpaid interest thereon to but excluding the redemption date. Notwithstanding the foregoing, the Company will pay any interest installment due on a 2030 Notes Interest Payment Date which occurs on or prior to a redemption date to the Holders of the 2030 Notes as of the close of business on the 2030 Notes Regular Record Date immediately preceding such 2030 Notes Interest Payment Date.

(ii) The 2035 Notes will be subject to redemption at the option of the Company, at any time in whole or from time to time in part, upon not less than 10 nor more than 60 days’ notice transmitted to each Holder of 2035 Notes to be redeemed as shown in the Security Register. If the 2035 Notes are redeemed, the redemption price (expressed as a percentage of principal amount and rounded to three decimal places) will equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2035 Notes matured on the 2035 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2035 Notes (or portion of such 2035 Notes) being be redeemed, plus, in either case, accrued and unpaid interest thereon to but excluding the redemption date; provided, however, that if the 2035 Notes are redeemed on or after the 2035 Par Call Date, the redemption price will equal 100% of the principal amount of the 2035 Notes (or portion of such 2035 Notes) being redeemed plus accrued and unpaid interest thereon to but excluding the redemption date. Notwithstanding the foregoing, the Company will pay any interest installment due on a 2035 Notes Interest Payment Date which occurs on or prior to a redemption date to the Holders of the 2035 Notes as of the close of business on the 2035 Notes Regular Record Date immediately preceding such 2035 Notes Interest Payment Date.

(iii) The Company shall calculate the redemption price for each of the 2030 Notes and the 2035 Notes. The Trustee shall have no responsibility to calculate, determine or verify the redemption price or the Treasury Rate for either of the Notes.

(e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by facsimile. Notices to the Company shall be directed to it at 4500 Dorr Street, Toledo, Ohio 43615, Attention: General Counsel; notices to the Trustee shall be directed to it at The Bank of New York Mellon Trust Company, N.A., 311 South Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, Chicago, Illinois 60606, Attention: Corporate Trust Administration, Re: Welltower Inc. 4.500% Notes due 2030 and/or Re: Welltower Inc. 5.125% Notes due 2035, applicable; or as to either party, at such other address as shall be designated by such party in a written notice to the other party. In addition to the foregoing, the Trustee agrees to accept and act upon instructions or directions pursuant to the Indenture sent by unsecured e-mail, pdf or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the

Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions’ conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(f) Global Note Legend. Each Global Note shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(g) Applicability of Discharge, Defeasance and Covenant Defeasance Provisions. The Discharge, Defeasance and Covenant Defeasance provisions in Article Fourteen of the Indenture will apply to the Notes.

(h) Securities Guarantee. The payment of principal, interest and certain other amounts on the Notes will be fully and unconditionally guaranteed by the Guarantor on a senior unsecured basis as set out in Article 4 of the Base Indenture, as amended by Supplemental Indenture No. 23, dated as of April 1, 2022. The form of the Notation of Guarantee (the “Guarantee”) for the Notes shall be substantially in the form of Exhibit C hereto, which is hereby incorporated in and made part of this Supplemental Indenture. The Guarantee has been established pursuant to Board Resolutions in accordance with Section 403 of the Indenture.

ARTICLE 3

ADDITIONAL COVENANTS

Section 3.1 Holders of the Notes shall have the benefit of the following covenants, in addition to the covenants of the Company set forth in Articles Nine and Eleven of the Indenture:

(a) The Company will not pledge or otherwise subject to any Lien, any property or assets of the Company or its Subsidiaries unless the Notes are secured by such pledge or Lien equally and ratably with all other obligations secured thereby so long as such other obligations shall be so secured; provided, however, that such covenant shall not apply to the following:

(i) Liens securing obligations that do not in the aggregate at any one time outstanding exceed 40% of the sum of (A) the Total Assets of the Company and its consolidated subsidiaries as of the end of the calendar year or quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Liens and (B) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Liens;

(ii) Pledges or deposits by the Company or its Subsidiaries under workers’ compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Company or its Subsidiaries), or leases to which the Company or any of its Subsidiaries is a party, or deposits to secure public or statutory obligations of the Company or its Subsidiaries or deposits of cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which the Company or any of its Subsidiaries is a party, or deposits as security for contested taxes or import duties or for the payment of rent;

(iii) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens, or Liens arising out of judgments or awards against the Company or any of its Subsidiaries which the Company or such Subsidiary at the time shall be currently prosecuting an appeal or proceeding for review;

(iv) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested in good faith and by appropriate proceedings;

(v) Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties;

(vi) Liens incidental to the conduct of the business of the Company or any Subsidiary or to the ownership of their respective properties that were not incurred in connection with Indebtedness of the Company or such Subsidiary, all of which Liens referred to in this clause (vi) do not in the aggregate materially impair the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of the Company and its Subsidiaries, and as to all of the foregoing referenced in clauses (ii) through (vi), only to the extent arising and continuing in the ordinary course of business;

(vii) Purchase money Liens on property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of such property; provided, however, that (A) any such Lien attaches concurrently with or within 20 days after the acquisition thereof, (B) such Lien attaches solely to the property so acquired in such transaction, (C) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property and (D) the aggregate amount of all such Indebtedness on a consolidated basis for the Company and its Subsidiaries shall not at any time exceed $1,000,000;

(viii) Liens existing on the Company’s balance sheet as of December 31, 2001; and

(ix) Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (ii) through (viii) inclusive; provided, however, that the amount of any and all obligations and Indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

(b) The Company will not create, assume, incur, or otherwise become liable in respect of, any Indebtedness if the aggregate outstanding principal amount of Indebtedness of the Company and its consolidated subsidiaries is, at the time of such creation, assumption or incurrence and after giving effect thereto and to any concurrent transactions, greater than 60% of the sum of (i) the Total Assets of the Company and its consolidated subsidiaries as of the end of the calendar year or quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

(c) The Company will have or maintain, on a consolidated basis, as of the last day of each of the Company’s fiscal quarters, Interest Coverage of not less than 150%.

(d) The Company will maintain, at all times, Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis.

(e) For purposes of this Section 3.1, Indebtedness and Debt shall be deemed to be “incurred” by the Company or a Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

ARTICLE 4

ADDITIONAL EVENTS OF DEFAULT

Section 4.1 For purposes of this Supplemental Indenture and the Notes, in addition to the Events of Default set forth in Section 601 of the Indenture, each of the following also shall constitute an “Event of Default:”

(a) there shall occur a default under any bond, debenture, note or other evidence of indebtedness of the Company or the Guarantor, or under any mortgage, indenture or other instrument of the Company or the Guarantor (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any indebtedness of the Company or the Guarantor (or by any Subsidiary, the repayment of which the Company or the Guarantor has guaranteed or for which the Company or the Guarantor is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall relate to an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by first class mail or electronically, as applicable, to the Company or the Guarantor by the Trustee or to the Company or the Guarantor and the Trustee by the Holders of more than 50% in principal amount of the Outstanding Notes a written notice specifying such default and requiring the Company or the Guarantor to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” under the Indenture; provided, however, that $50,000,000 in this Section 4.1(b) shall be replaced by $10,000,000 for so long as any senior debt securities issued under the Company’s supplemental indentures under the Base Indenture prior to March 31, 2022 or the indenture, dated as of November 25, 2015, by and among HCN Canadian Holdings-1 LP, the Company and BNY Trust Company of Canada, remain outstanding;

(b) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any of its Subsidiaries in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days; and

(c) the Guarantee is not, or is claimed by the Guarantor not to be, in full force and effect.

Section 4.2 Notwithstanding any provisions to the contrary in the Indenture, upon the acceleration of the 2030 Notes or the 2035 Notes in accordance with Section 602 of the Indenture, the amount immediately due and payable in respect of the 2030 Notes or the 2035 Notes shall equal the Outstanding principal amount thereof, plus accrued and unpaid interest, plus any premium that would have been payable as part of the redemption price upon a redemption prior to the respective 2030 Par Call Date and 2035 Par Call Date.

ARTICLE 5

EFFECTIVENESS

Section 5.1 This Supplemental Indenture shall be effective for all purposes as of the date and time this Supplemental Indenture has been executed and delivered by the Company and the Trustee in accordance with Article Ten of the Indenture. As supplemented hereby, the Indenture is hereby confirmed as being in full force and effect.

ARTICLE 6

NOTICE TO TRUSTEE

Section 6.1 Notwithstanding anything to the contrary in the Indenture including, without limitation, Section 1202 thereof, in connection with the redemption at the election of the Company of less than all the Notes, the Company shall notify the Trustee of the establishment of a redemption date and the principal amount of Notes to be redeemed at least five Business Days prior to such redemption date unless a shorter period shall be satisfactory to the Trustee.

ARTICLE 7

MISCELLANEOUS

Section 7.1 In the event any provision of this Supplemental Indenture shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or any provision of the Indenture.

Section 7.2 To the extent that any terms of this Supplemental Indenture or the Notes are inconsistent with the terms of the Indenture, the terms of this Supplemental Indenture or the Notes shall govern and supersede such inconsistent terms.

Section 7.3 This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.4 This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 7.5 The Trustee shall not be responsible for the validity or sufficiency of this Supplemental Indenture, or for the recitals contained herein, all of which shall be taken as statements of the Company.

Section 7.6 In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Company agrees (a) to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax-related obligations under Applicable Law, (b) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (c) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this Section 7.6 shall survive the termination of the Indenture.

Section 7.7 The Trustee shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax.

Section 7.8 Solely with respect to the Notes:

(a) The last sentence of the first paragraph of Section 303 of the Base Indenture shall be amended and restated as follows: “The signature of any of these officers on the Securities may be manual or electronic.”

(b) The second paragraph of Section 303 of the Base Indenture shall be amended and restated as follows: “Securities bearing the manual or electronic signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.”

(c) The first sentence of the last paragraph of Section 303 of the Base Indenture shall be amended and restated as follows: “No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or electronic signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.”

IN WITNESS WHEREOF, the Company, the Guarantor and the Trustee have caused this Supplemental Indenture to be executed in their respective corporate names as of the date first above written.

WELLTOWER OP LLC

By:	/s/ Matthew G. McQueen
Name: Matthew G. McQueen
Title: Chief Legal Officer and General Counsel

WELLTOWER INC.

By:	/s/ Matthew G. McQueen
Name: Matthew G. McQueen
Title: Chief Legal Officer and General Counsel

[Signature Page to Supplemental Indenture No. 24]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Terence Rawlins
Name: Terence Rawlins
Title: Vice President

[Signature Page to Supplemental Indenture No. 24]

EXHIBIT A

FORM OF 2030 NOTE

WELLTOWER OP LLC

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

4.500% Notes due 2030

No. A-[ ] CUSIP No. 95041A AF5	$[ ]

Welltower OP LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[ ] on July 1, 2030, and to pay interest thereon from June 27, 2025, or from the most recent 2030 Notes Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 1 and July 1 in each year, commencing January 1, 2026 at the rate of 4.500% per annum, until the principal hereof is paid or made available for payment. Interest shall be computed on the basis of a 360-day year of the twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any 2030 Notes Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 2030 Notes Regular Record Date for such interest, which shall be on December 16 or June 16 (whether or not a Business Day), as the case may be, next preceding such 2030 Notes Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such 2030 Notes Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security is entitled to the benefits of the Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of New York, New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by electronic wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced hereby or thereby, shall be had against any promoter, as such, or against any past, present or future equityholder (other than the Guarantor in respect of its obligations under its Guarantee), officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

In Witness Whereof, the Company has caused this instrument to be duly executed.

WELLTOWER OP LLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A., as Trustee

By:
Authorized Signatory

[Form of Reverse of Security]

1. General. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 15, 2010, as amended and restated by the Supplemental Indenture No. 23, dated as of April 1, 2022 (as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”), as supplemented by the Supplemental Indenture No. 24, dated as of June 27, 2025 (as amended, supplemented or otherwise modified from time to time, the “Supplemental Indenture” and the Base Indenture, as supplemented by such Supplemental Indenture, the “Indenture”), among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

2. Optional Redemption. The Securities of this series are subject to redemption, at any time or from time to time, as a whole or in part, at the election of the Company. If the Securities of this series are redeemed, the redemption price (expressed as a percentage of principal amount and rounded to three decimal places) will equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the 2030 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Securities (or portion of such Securities) being redeemed, plus, in either case, accrued and unpaid interest thereon to but excluding the redemption date; provided, however, that if the Securities are redeemed on or after the 2030 Par Call Date, the redemption price will equal 100% of the principal amount of the Securities (or portion of such Securities) being redeemed plus accrued and unpaid interest thereon to but excluding the redemption date. Notwithstanding the foregoing, the Company will pay any interest installment due on a 2030 Notes Interest Payment Date which occurs on or prior to a redemption date to the Holders of the Securities as of the close of business on the 2030 Notes Regular Record Date immediately preceding such 2030 Notes Interest Payment Date. The Company shall calculate the redemption price. The Trustee shall have no responsibility to calculate, determine or verify the redemption price or the Treasury Rate. The election to redeem the Securities may be evidenced by either a Board Resolution or an Officers’ Certificate.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

3. Defeasance. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

4. Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

5. Actions of Holders. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Obligors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Obligors and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Obligors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

6. Payments Not Impaired. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

7. Denominations, Transfer, Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

8. Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

9. Defined Terms. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

10. Governing Law. The Indenture and this Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said state.

11. CUSIP Number. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

12. Securities Guarantee. The due and punctual payment of principal of and interest and premium, if any, on this Security is unconditionally guaranteed on an unsecured senior basis by the Guarantor to the extent set forth in, and subject to the provisions of, the Indenture.

[ASSIGNMENT FORM]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT –	_______ Custodian _______
TEN ENT — as tenants by the entireties		(Cost) (Minor)
JT TEN — as joint tenants with right of survivorship and		Under Uniform Gifts to Minors Act
not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within security and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________ Attorney to transfer said security on the books of the Company with full power of substitution in the premises.

Dated: _____________________________	Signed: _____________________________

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within security in every particular, without alteration or enlargement or any change whatever.

Signature Guarantee*: _________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT B

FORM OF 2035 NOTE

WELLTOWER OP LLC

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

5.125% Notes due 2035

No. A-[ ]
CUSIP No. 95041A AG3	$[ ]

Welltower OP LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[ ] on July 1, 2035, and to pay interest thereon from June 27, 2025, or from the most recent 2035 Notes Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 1 and July 1 in each year, commencing January 1, 2026 at the rate of 5.125% per annum, until the principal hereof is paid or made available for payment. Interest shall be computed on the basis of a 360-day year of the twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any 2035 Notes Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 2035 Notes Regular Record Date for such interest, which shall be on December 16 or June 16 (whether or not a Business Day), as the case may be, next preceding such 2035 Notes Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such 2035 Notes Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security is entitled to the benefits of the Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of New York, New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by electronic wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced hereby or thereby, shall be had against any promoter, as such, or against any past, present or future equityholder (other than the Guarantor in respect of its obligations under its Guarantee), officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

In Witness Whereof, the Company has caused this instrument to be duly executed.

WELLTOWER OP LLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A., as Trustee

By:
Authorized Signatory

[Form of Reverse of Security]

1. General. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 15, 2010, as amended and restated by the Supplemental Indenture No. 23, dated as of April 1, 2022 (as further amended, supplemented or otherwise modified from time to time, the “Base Indenture”), as supplemented by the Supplemental Indenture No. 24, dated as of June 27, 2025 (as amended, supplemented or otherwise modified from time to time, the “Supplemental Indenture” and the Base Indenture, as supplemented by such Supplemental Indenture, the “Indenture”), among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

2. Optional Redemption. The Securities of this series are subject to redemption, at any time or from time to time, as a whole or in part, at the election of the Company. If the Securities of this series are redeemed, the redemption price (expressed as a percentage of principal amount and rounded to three decimal places) will equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the 2035 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Securities (or portion of such Securities) being redeemed, plus, in either case, accrued and unpaid interest thereon to but excluding the redemption date; provided, however, that if the Securities are redeemed on or after the 2035 Par Call Date, the redemption price will equal 100% of the principal amount of the Securities (or portion of such Securities) being redeemed plus accrued and unpaid interest thereon to but excluding the redemption date. Notwithstanding the foregoing, the Company will pay any interest installment due on a 2035 Notes Interest Payment Date which occurs on or prior to a redemption date to the Holders of the Securities as of the close of business on the 2035 Notes Regular Record Date immediately preceding such 2035 Notes Interest Payment Date. The Company shall calculate the redemption price. The Trustee shall have no responsibility to calculate, determine or verify the redemption price or the Treasury Rate. The election to redeem the Securities may be evidenced by either a Board Resolution or an Officers’ Certificate.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

3. Defeasance. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

4. Defaults and Remedies. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

5. Actions of Holders. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Obligors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Obligors and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Obligors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

6. Payments Not Impaired. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

7. Denominations, Transfer, Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

8. Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

9. Defined Terms. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

10. Governing Law. The Indenture and this Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said state.

11. CUSIP Number. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

12. Securities Guarantee. The due and punctual payment of principal of and interest and premium, if any, on this Security is unconditionally guaranteed on an unsecured senior basis by the Guarantor to the extent set forth in, and subject to the provisions of, the Indenture.

[ASSIGNMENT FORM]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT –	_______ Custodian _______
TEN ENT — as tenants by the entireties		(Cost) (Minor)
JT TEN — as joint tenants with right of survivorship and		Under Uniform Gifts to Minors Act
not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within security and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________ Attorney to transfer said security on the books of the Company with full power of substitution in the premises.

Dated: _____________________________	Signed: _____________________________

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within security in every particular, without alteration or enlargement or any change whatever.

Signature Guarantee*: _________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT C

FORM OF NOTATION OF GUARANTEE

NOTATION OF GUARANTEE

For value received, the undersigned Guarantor (which term includes any and all permitted successors thereto under the Indenture), subject to the provisions in the Indenture and the terms of the Securities of this series, has fully, unconditionally and irrevocably guaranteed to and for the benefit of each Holder and the Trustee the due and prompt payment in full of all amounts which may at any time be or become from time to time due and payable by the Company under the Indenture or otherwise with respect to the Securities of this series registered in such Holder’s name, at their stated due dates or when otherwise due in accordance with the terms thereof. The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee under the Indenture are expressly set forth in Article Four of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for the purpose of such provisions.

WELLTOWER INC.

By:
Name:	Matthew G. McQueen
Title:	Chief Legal Officer and
General Counsel